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FOR IMMEDIATE RELEASE


            DAVID E. PHELPS NAMED DIRECTOR OF BERKSHIRE HILLS BANCORP
                         AND BERKSHIRE BANK AS DIRECTORS
                   ROBERT A. WELLS AND ANN H. TRABULSI RETIRE

PITTSFIELD, MA October 4, 2006 - Berkshire Hills Bancorp, Inc. (the "Company") (NASDAQ: BHLB), the holding company for Berkshire Bank (the "Bank"), announced that David E. Phelps, President and Chief Executive Officer of Berkshire Health Systems, has been appointed to the boards of directors of the Company and the Bank and that Robert A. Wells and Ann H. Trabulsi have retired as members of both boards of directors.

Mr. Phelps is President and Chief Executive Officer of Berkshire Health Systems, whose major affiliates are Berkshire Medical Center, Fairview Hospital and Berkshire Health Care Systems, an operator of nursing and rehabilitative care facilities throughout Berkshire County and other areas of Massachusetts, Ohio and Pennsylvania. Mr. Phelps received his M.B.A. from Rensselaer Polytechnic Institute and his undergraduate degree from St. Mary's College. He resides in Dalton, Massachusetts.

Michael P. Daly, President and Chief Executive Officer of the Company and the Bank said, "We will miss the counsel and advice that Bob and Ann brought to our Company. Bob is our former Chairman and CEO and has been associated with Berkshire Bank and its predecessor, Berkshire County Savings Bank, since 1965. He and Ann have been valued directors for thirty years. I am pleased that they will continue to contribute their talents to our Company by serving on our Advisory Board."

Mr. Daly continued, "I am also very pleased to welcome David Phelps as our newest director. He heads one of the major business organizations in Western Massachusetts, and his experience and leadership will benefit our Company."

Mr. Phelps responded, "I am looking forward to serving as a director of Berkshire Hills Bancorp and Berkshire Bank and working with Mike and the other directors led by non-executive Chairman Larry Bossidy. Berkshire Bank is the leading financial institution in the Berkshires and has become a major player in the Pioneer Valley of Western Massachusetts and the Albany, New York region."

BACKGROUND

Berkshire Hills Bancorp, Inc. is the holding company for Berkshire Bank. Established in 1846, Berkshire Bank is one of Massachusetts' oldest and largest independent banks and the largest banking institution based in Western Massachusetts. The Bank is headquartered in Pittsfield, Massachusetts with branches serving communities throughout

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Western Massachusetts and Northeastern New York. The Bank is transitioning into a regional bank and is positioning itself as the financial institution of choice in its retail and commercial markets, delivering exceptional customer service and a broad array of competitively priced deposit, loan, insurance, wealth management and trust services, and investment products.

Statements contained in this news release contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These statements are based on the beliefs and expectations of management, as well as the assumptions made using information currently available to management. Since these statements reflect the views of management concerning future events, these statements involve risks, uncertainties and assumptions. These risks and uncertainties include, among others: changes in market interest rates and general and regional economic conditions; changes in government regulations; changes in accounting principles; and the quality or composition of the loan and investment portfolios and other factors that may be described in the Company's quarterly reports on Form 10-Q for the quarters ended March 31, June 30, September 30, and in its annual report on Form 10-K, each filed with the Securities and Exchange Commission, which are available at the Securities and Exchange Commission's Internet Web site (www.sec.gov) and to which reference is hereby made. Therefore, actual future results may differ significantly from results discussed in these forward-looking statements.


Contact:

Berkshire Hills Bancorp, Inc.
Michael P. Daly, 413-236-3194